UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2015

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of
        Certain Officers; Compensatory Arrangements of Certain Officers.

Lead Director

On May 5, 2015, the Board of Directors (the "Board") of HNI Corporation (the "Corporation") elected Abbie J. Smith, as Lead Director of the Corporation for a term of one (1) year, commencing May 5, 2015, or until her replacement is elected.  For her services as Lead Director, Ms. Smith will receive an annual retainer of $17,500 in addition to the annual retainer paid to Ms. Smith as a member of the Board.  Ms. Smith currently is a member of the Public Policy and Corporate Governance Committee of the Board, served, during the past year, as Lead Director and has been a Director of the Corporation since 2000.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The Corporation held the 2015 Annual Meeting to:  (i) elect three directors to the Board – each for a term of three years; (ii) ratify the selection of KPMG LLP by the Corporation's Audit Committee as the Corporation's independent registered public accountant for the fiscal year ending January 2, 2016; (iii) hold an advisory vote to approve named executive officer compensation; (iv) approve an amendment to, and the performance goals under, the 2007 Stock-Based Compensation Plan, as amended; (v) approve an amendment to, and the performance goals under, the Annual Incentive Plan; (vi) approve an amendment to, and the performance goals under, the Long-Term Performance Plan; and (vii) approve an amendment to the 2007 Equity Plan for Non-Employee Directors to increase the number of shares authorized for issuance.  As of March 6, 2015, the record date for the 2015 Annual Meeting, there were 44,518,275 outstanding shares of the Corporation's common stock eligible to vote.

Proposal No. 1 – Election of Directors.  The Corporation's shareholders approved three nominees for election to the Board for a term expiring at the Corporation's 2018 Annual Meeting of Shareholders with votes as follows:

Director	For	Against	Abstain	Broker Non-Votes
Stan A. Askren	35,361,141	920,981	53,758	3,967,365
Mary H. Bell	35,776,336	353,503	206,041	3,967,365
Ronald V. Waters, III	35,684,232	499,618	152,030	3,967,365

The Corporation's other Directors:  (i) James R. Jenkins, Dennis J. Martin and Abbie J. Smith continue to serve as directors for terms ending at the Corporation's 2016 Annual Meeting of Shareholders; and (ii) Miguel M. Calado, Cheryl A. Francis, Larry B. Porcellato and Brian E. Stern continue to serve as directors for terms ending at the Corporation's 2017 Annual Meeting of Shareholders.

Proposal No. 2 – Ratification of KPMG LLP as the Corporation's Independent Registered Public Accountant for Fiscal 2015.  The Corporation's shareholders ratified the selection of KPMG LLP as the Corporation's independent registered public accountant for the fiscal year ending January 2, 2016 with votes as follows:

For	Against	Abstain	Broker Non-Votes
39,659,991	344,701	298,553	-0-

Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation.  The Corporation's shareholders approved, on an advisory basis, the compensation awarded by the Corporation to its Named Executive Officers as disclosed in the Proxy Statement with votes as follows:

For	Against	Abstain	Broker Non-Votes
35,021,156	947,091	367,633	3,967,365

Proposal No. 4 – Approval of an Amendment to, and Performance Goals Under, the 2007 Stock-Based Compensation Plan, as Amended.  The Corporation's shareholders approved an amendment to, and performance goals under, the 2007 Stock-Based Compensation Plan with votes as follows:

For	Against	Abstain	Broker Non-Votes
34,523,112	862,081	950,687	3,967,365

Proposal No. 5 – Approval of an Amendment to, and Performance Goals Under, the Annual Incentive Plan.  The Corporation's shareholders approved an amendment to, and performance goals under, the Annual Incentive Plan with votes as follows:

For	Against	Abstain	Broker Non-Votes
34,784,377	621,337	930,166	3,967,365

Proposal No. 6 – Approval of an Amendment to, and Performance Goals Under, the Long-Term Performance Plan.  The Corporation's shareholders approved an amendment to, and performance goals under, the Long-Term Performance Plan with votes as follows:

For	Against	Abstain	Broker Non-Votes
34,825,172	572,619	938,089	3,967,365

Proposal No. 7 – Approval of an Amendment to the 2007 Equity Plan for Non-Employee Directors.  The Corporation's shareholders approved an amendment to the 2007 Equity Plan for Non-Employee Directors to increase the number of shares authorized for issuance with votes as follows:

For	Against	Abstain	Broker Non-Votes
34,174,578	1,194,764	966,538	3,967,365

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Date: May 8, 2015	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary